Exhibit 99.1

GigOptix, Inc. Closes Public Offering of Common Stock to Support Enhanced Strategic Growth Through Acquisitions

SAN JOSE, Calif. – September 10, 2015 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced semiconductor communications components for use in Cloud connectivity, data centers, and high-speed optical and wireless networks, today announced that the underwriters in the previously announced public offering, pursuant to the terms of an underwriting agreement, exercised in full their previously announced option to purchase 1,425,000 newly issued shares of common stock at a price to the public of $1.70 per share to cover over-allotments and that the issuance and sale of such shares closed on September 10, 2015. The net proceeds to the Company from the offering were approximately $2.28 million after underwriting discounts and commissions.

As previously announced, the Company expects to use the net proceeds from the offering of the shares which it is selling for potential acquisitions for strategic growth, including the acquisition of critical technologies and scalable businesses. The focus will be on multiple attractive global targets, including entities that the company has been tracking for the last couple of years.

Cowen and Company, LLC and Roth Capital Partners acted as joint book-running managers for the offering. Craig-Hallum Capital Group LLC acted as co-manager for the offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the final prospectus supplement and accompanying base prospectus and reoffer prospectus relating to this offering may be obtained from Roth Capital Partners 888 San Clemente, Suite 400, Newport Beach, CA 92660, (800) 678-9147, or Cowen and Company, LLC, c/o Broadridge Financial Services, Attention: Prospectus Department, 1155 Long Island Avenue, Edgewood, NY 11717, by calling (631) 274-2806, or by fax (631) 254-7140, or by accessing the SEC’s website, www.sec.gov.

About GigOptix, Inc.

GigOptix, Inc., (NYSE MKT: GIG) is a leading fabless supplier of high-speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Its product portfolio addresses emerging telecom long-haul and metro applications, datacom cloud and data center connectivity, point-to-point backhaul wireless applications, and interactive interfaces for consumer electronics. GigOptix offers a broad portfolio of high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz, and drivers and TIAs for 40Gbps, 100Gbps and 400Gbps fiber-optic telecommunications and data-communications networks.

GigOptix also offers a wide range of digital and mixed-signal ASIC solutions in a wide range of technology geometries from 28nm to 0.6um, and enables a complete product life cycle support, from swift introduction of new product through its ASIC SunriseTM program to extension of legacy products through its GigOptix Sunset RescueTM program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations regarding the completion of the public offering. These statements are based on management’s current expectations. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology. Forward-looking statements involve certain risks and uncertainties, and actual results and the timing of events may differ materially from those discussed or implied in any such statement. These risks include, but are not limited to the satisfaction of the conditions of the closing of the public offering, market conditions and other risks related to the Company’s business and operations as are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com